SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 30, 2013 (October 30, 2013)

ALCO STORES, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

751 Freeport Parkway, Coppell, Texas 75019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 322-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Termination of a Material Definitive Agreement

On October 30, 2013, ALCO Stores, Inc., (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to vote on, among other proposals, the proposal to adopt the Agreement and Plan of Merger, dated as of July 25, 2013 (the “Merger Agreement”), by and among Mallard Parent, LLC (“Parent”), M Acquisition Corporation (“Merger Sub”) and the Company.

The proposal to adopt the Merger Agreement did not receive approval from more than a majority of the outstanding shares of the Company’s common stock, and therefore was not been approved by the Company’s stockholders.

As a result of the failure to receive such stockholder approval, on October 30, 2013, the Company delivered to Parent and Merger Sub a written notice (the “Termination Notice”) terminating the Merger Agreement in accordance with Section 7.2(b) of the Merger Agreement. As a result of the Termination Notice, the Merger Agreement was terminated and the merger contemplated thereby was abandoned.

Item 5.07              Submission of Matters to a Vote of Security Holders

At the Special Meeting held on October 30, 2013, the Company’s stockholders voted on the following three proposals:

1.                                      A proposal to adopt the Merger Agreement;

2.                                      A non-binding, advisory proposal to approve compensation that will or may become payable by the Company to its named executive officers in connection with the merger; and

3.                                      A proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies, if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The number of shares present in person or by proxy at the Special Meeting was 2,235,085, representing 68.6% of the 3,258,162 shares issued and outstanding that were entitled to vote on September 30, 2013, the record date for the Special Meeting.  The final voting results were as follows:

Proposal 1.  The proposal to adopt the Merger Agreement received the following votes:

Votes for approval	1,283,096
Votes for approval as a percentage of shares issued and outstanding	39.38%
Votes against approval	941,394
Abstentions	2,760
Non-Votes	7,835

Proposal 2.  The non-binding, advisory proposal to approve compensation that will or may become payable by the Company to its named executive officers in connection with the merger received the following votes:

Votes for approval	1,244,905
Votes against approval	975,656

Abstentions	6,689
Non-Votes	7,835

Proposal 3.  The proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies, if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, received the following votes:

Votes for approval	1,594,193
Votes against approval	640,892
Abstentions	~
Non-Votes	~

Item 8.01              Other Events.

On October 30, 2013, the Company issued a press release announcing that, at the Special Meeting, the proposal to adopt the Merger Agreement did not receive approval from more than a majority of the outstanding shares of the Company’s common stock, and therefore was not approved by the Company’s stockholders. The press release also announced that, as a result of the failure to receive such stockholder approval, on October 30, 2013, the Company terminated the Merger Agreement and abandoned the merger contemplated thereby. The press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press release, dated October 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO STORES, INC.

Date: October 30, 2013	By:	/s/ Richard E. Wilson
Richard E. Wilson
President and
Chief Executive Officer

EXHIBIT INDEX

99.1        Press release, dated October 30, 2013.